CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Hawaiian Tax-Free Trust and to the use of our reports dated May 27, 2016 on the financial statements and financial highlights of Hawaiian Tax-Free Trust.   Such financial statements and financial highlights appear in the 2016 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 31, 2017